Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated  March 30, 2009 with respect to the audited consolidated financial statements of Magnum Hunter Resources Corporation (Formerly Petro Resources Corporation) for the year ended December 31, 2008.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

August 12, 2010